Execution Copy

BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

THIS BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of June 3, 2010 by and between CNS Response, Inc., a Delaware corporation (the “Company”), and Mr. John Pappajohn (the “Investor”).

Agreement

In consideration for the mutual promises and covenants herein, the parties agree as follows:

Section 1 – Purchase and Sale of Notes and Warrant

1.1         Agreement to Purchase and Sell Notes and Warrant.

a)           Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, two Secured Promissory Notes in the aggregate principal amount of $500,000, with each in the individual principal amount of $250,000, each substantially in the form attached hereto as Exhibit A (the “Note(s)”), at the closing and second closing (the “Closing” and the “Second Closing”, respectively).  In addition, in order to induce the Investor to purchase the Notes, the Company shall issue to the Investor at the Second Closing a warrant in the form attached hereto as Exhibit B (the “Warrant”) that will permit the Investor to purchase up to 250,000 shares of common stock of the Company (“Common Stock”) at a purchase price equal to the fair market value per share at the time of the issuance of such Warrant, it being understood and agreed by the parties that the Company’s obligation to issue the Warrant is subject to and conditioned upon the occurrence of the Second Closing.

b)           Repayment of Notes.  All unpaid principal, together with the accrued interest and other amounts payable under the Notes purchased and sold under this Agreement shall be due and payable, on the earliest of (i) the maturity date of December 2, 2010, (ii) upon prepayment of the Notes in accordance with the terms of the Notes, (iii) the closing of a financing in which the aggregate proceeds to the Company are not less than $3,000,000 (which, for the purposes of clarity, shall include a financing transaction that involves multiple closings), or (iv) when, upon or after the occurrence of an Event of Default (as defined in the Notes).

c)           Securities.  The Notes and Warrant issued pursuant to this Agreement, and any securities issuable upon exercise of such Warrant, are referred to herein as the “Securities.”

1.2         Closing.

a)           The Closing shall take place at the offices of the Company at 10:00 a.m., California time, on the date hereof, or at such other location, date and time as may be agreed upon by the Investor and the Company (the “Closing Date”).  At the Closing, the Company shall issue and deliver to the Investor the Note, in the principal amount of $250,000, which shall be acknowledged and agreed to by the Investor.  As payment in full for such Note, the Investor shall deliver to the Company a check payable to the order of the Company in the amount of $250,000, or transfer such sum to the account of the Company by wire transfer.  The obligation of the Investor to purchase and pay for the Note at the Closing is, unless waived by the Investor, subject to the condition that the Company’s representations and warranties contained in Section 2 are true, complete and correct on and as of the Closing Date.  The obligation of the Company to sell and issue the Note at the Closing is, unless waived by the Company, subject to the condition that the Investor’s representations and warranties contained in Section 3 are true, complete and correct on and as of the Closing Date.

1.3         Second Closing.

b)           The Second Closing shall take place at the offices of the Company at 10:00 a.m., California time, on the date mutually agreed to by the Investor and Company, or at such other location, date and time as may be agreed upon by the Investor and the Company (the “Second Closing Date”).  At the Second Closing, the Company shall issue and deliver to the Investor the Note, in the principal amount of $250,000, and Warrant described in Section 1.1(a), both of which shall be acknowledged and agreed to by the Investor.  As payment in full for such Note, the Investor shall deliver to the Company a check payable to the order of the Company in the amount of $250,000, or transfer such sum to the account of the Company by wire transfer.  As payment in full for such Warrant, the Investor shall deliver to the Company a check payable to the order of the Company in the amount of $20, or transfer such sum to the account of the Company by wire transfer, which the parties agree is the fair market value of the Warrant being so issued.  The obligation of the Investor to purchase and pay for the Note and Warrant at the Second Closing is, unless waived by the Investor, subject to the condition that the Company’s representations and warranties contained in Section 2 are true, complete and correct on and as of the Second Closing Date.  The obligation of the Company to sell and issue the Note and Warrant at the Second Closing is, unless waived by the Company, subject to the condition that the Investor’s representations and warranties contained in Section 3 are true, complete and correct on and as of the Second Closing Date.

Section 2 - Representations and Warranties
of the Company

The Company represents and warrants to the Investor as follows:

2.1          Existence of Company.  The Company is a duly organized Delaware corporation.  The Company is validly existing in all jurisdictions where it conducts its business.

2.2          Authority to Execute.  The execution, delivery and performance by the Company of (i) this Agreement, (ii) the  Notes and the Warrant to be issued pursuant to the terms of this Agreement, and (iii) any financing statements thereunder (collectively, the “Loan Documents”) are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Certificate of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

2.3          No Stockholder Approval Required.  No approval of the Company’s stockholders is required for (i) the entry by the Company into this Agreement, (ii) the issuance of the Notes and Warrant contemplated by this Agreement, (iii) the granting of the security interest under the terms of such Note or (iv) the issuance of any shares of stock upon exercise of such Warrant.

2.4          Valid Issuance.  The shares of stock to be issued upon exercise of the Warrant contemplated by this Agreement will be, upon payment of the exercise price therefor in accordance with the terms of such Warrant, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Loan Documents, the documents entered into by the investors and other parties in the financing giving rise to repayment of the Notes, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor.  Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, such Notes and Warrant and the shares of stock to be issued upon exercise of such Warrant will be issued in compliance with all applicable federal and state securities laws.  The issuance of such Notes, Warrant and shares will not trigger any anti-dilution protections.

2.5          Binding Obligation.  This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.6          Litigation.  Other than the litigation disclosed in the Company’s most recent SEC Reports, no litigation or governmental proceeding is pending or threatened against the Company which may have a materially adverse effect on the financial condition,  operations or prospects of the Company, and to the knowledge of the Company, no basis therefore exists.

2.7          Intellectual Property.  To the best of the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

2.8          SEC Reports.      The Company has timely filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, including all exhibits thereto, the “SEC Reports”).  Each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act and the rules and regulations of the SEC under all of the foregoing. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3 - Representations and Warranties
of the Investor

The Investor represents and warrants to the Company as follows:

3.1         Authorization; Binding Obligations.  The Investor has full power and authority to enter into this Agreement and each of the other Loan Documents to which he is a party, and this Agreement and each other Loan Document constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2         Accredited Investor.  The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

3.3         Investment for Own Account.  The Notes and Warrant issued pursuant to this Agreement and the shares of stock to be issued upon exercise of such Warrant are being acquired for his own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

Section 4 - Covenants of the Company

4.1         Registration Rights Agreement.  Notwithstanding any provision in the Loan Documents to the contrary, the Company agrees that all securities issued upon exercise of the Warrant contemplated by this Agreement will be subject to a Registration Rights Agreement between the Company and Investor.  In the event that the terms of such Notes and Warrant do not provide for such a Registration Rights Agreement, the Company agrees to work with Investor in good faith to prepare and execute such a Registration Rights Agreement on terms reasonably satisfactory to Investor at the time such Warrant is exercised.

4.2         Restrictive Covenants.  Without the consent of Investor, the Company shall not:

a)           effect a merger, reorganization, or sell, exclusively license or lease, or otherwise dispose of any assets of the Company with a value in excess of $20,000, other than in the ordinary course of business;

b)           borrow, guaranty or otherwise incur indebtedness in excess of $100,000;

c)           acquire all or substantially all of the properties, assets or stock of any other corporation or entity or assets with a value greater than $50,000; or

d)           form, contribute capital or assets to, or make a loan or advance in excess of $50,000 to (i) any partially-owned or wholly-owned subsidiary formed or acquired after the date of this Agreement, (ii) a joint venture or (iii) a similar business entity;

provided, however, that the rights of the Investor under this Section 4.2 shall not apply (1) after the repayment in full of the Notes or (2) in connection with a transaction that provides for the repayment in full of the Notes upon the closing of such transaction.

Section 5 - Security Agreement

5.1      Grant of Security Interest.

a)            The Company, in consideration of the indebtedness evidenced by the Notes, hereby grants and conveys to the Investor a security interest in and to all of the Company’s existing and future right, title and interest in, to and under the Collateral as defined in Section 5.2 below.

b)            The Investor and Company agree that the indebtedness evidenced by the Notes is and shall be senior in right of payment to all presently existing and hereafter arising indebtedness for borrowed money of the Company, and any other indebtedness of the Company.  The Investor and Company further agree that all liens and security interests at any time granted by the Company to secure the Notes, including the Collateral, are and shall be senior to all other, including hereafter arising, liens and security interests in the assets of the Collateral which secure any and all other indebtedness.  The Company has taken, and will take, all actions necessary to make the statements in this Section 5.1(b) true.

5.2      Property.  The property subject to the security interest (the “Collateral”) is as follows:

a)            Equipment and Fixtures.  All equipment of every type and description owned by the Company, including (without limitation) all present and future machinery, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and other goods (except inventory) used or bought for use by the Company for any business or enterprise and including all goods that are or may be attached or affixed to or otherwise become fixtures upon any real property.

b)            Accounts Receivable and Other Intangibles.  All of the Company’s accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; general intangibles, patents and trademarks, applications for patents and trademarks including, but  not limited to, the patent application entitled “Method for Classifying and Treating Physiologic Brain Imbalances Using Quantitative EEG,” know-how, proprietary information, all software source and object code whether created or licensed by the Company, all data that comprises the QEEG patient database, all forms of receivables, and all guaranties and securities therefore.

c)            Inventory and Other Tangible Personal Property.  All of the Company’s inventory, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Company’s business and all other tangible personal property of the Company.

d)            After-Acquired Property.  All property of the types described in Sections 5.2(a)-(c), or similar thereto, that at any time hereafter may be acquired by Company including, but not limited to, all accessions, parts, additions and replacements.

e)            Products and Proceeds.  All products and proceeds of the Collateral from the sale or other disposition of any of the Collateral described or referred to in Sections 5.2(a)-(d), including (without limitation) all accounts, instruments, chattel paper or other rights to payment, money, insurance proceeds and all refunds of insurance premiums due or to become due under all insurance policies covering the forgoing property.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any contract right or licenses to the extent that any such contract or license prohibits the granting of a security interest therein, and the granting of a security interest in such contract or license would cause the Company to be in breach thereof or otherwise lose its rights thereunder.

5.3          Removal of Collateral Prohibited.  The Company shall not permanently remove the Collateral from its premises without the written consent of the Investor, except that the Company may dispose of Collateral in the ordinary course of business.

5.4          Protection of Security Interest.  If an Event of Default has occurred under the Notes and is continuing, or if any action or proceeding is commenced which materially adversely affects the Collateral or title under the Notes or the senior right of payment or other interest of the Investor, then the Investor may make such appearance, disburse such sums and take such action as he deems necessary to protect his interest, including but not limited to: (a) disbursement of reasonable attorney’s fees; (b) entry upon the Company’s property to make repairs to the Collateral; and (c) procurement of satisfactory insurance that is reasonable under the circumstances; provided, however, the Investor may undertake the foregoing only if he has first provided written notice of the Event of Default to the Company, and the Company has failed to cure such Event of Default within ten (10) days of receipt of such notice.  Any amounts disbursed by the Investor pursuant to this Section 5.4, with interest thereon, shall become additional indebtedness of the Company secured by this Section 5.  Unless the Company and the Investor agree to other terms of payment, such amounts shall be immediately due and payable, and if the Investor notifies the Company within five (5) days of such disbursement, all such amounts shall bear interest from the date which is ten (10) days following the date of disbursement at the rate stated in the Notes.

5.5          Forbearance by Investor Not a Waiver.  Any forbearance by the Investor in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of, any right or remedy.  The acceptance by the Investor of payment of any sum secured by the Notes after the due date of such payment shall not be a waiver of the right of the Investor to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  No action taken by the Investor shall waive the right of the Investor to accelerate the indebtedness secured by this Section 5 and seek such other remedies as are provided by the Notes and/or applicable law.

5.6          Uniform Commercial Code Security Agreement.  This Section 5 is intended to be a security agreement pursuant to the Uniform Commercial Code (the “UCC”) for any of the items specified in the Notes as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the UCC, and the Company hereby grants the Investor a security interest in said items.  The Company agrees that any previously filed document in any jurisdiction intended to perfect a previously granted security interest, also perfects the security interest granted herein, and that the Investor may file any appropriate document in the appropriate jurisdiction as a financing statement for any of the Collateral, if deemed necessary by Investor.  In addition, the Company agrees to execute and deliver to the Investor, upon his request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of the Notes in such form as the Investor may require to perfect a security interest with respect to the Collateral.  The Company shall pay all costs of filing such financing statements and any extensions, renewal, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Investor may reasonably require.  Upon the occurrence and during the continuance of an Event of Default under the Notes, the Investor shall have the remedies of a secured party under the UCC and may exercise all rights and remedies available under the UCC and the Notes.

5.7          Rights of Investor.

a)            Upon the occurrence of an Event of Default under the Notes, the Investor may require the Company to assemble the Collateral and make it available to the Investor at the place to be designated by the Investor which is reasonable convenient to both parties.  The Investor may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition pursuant to UCC.  The Investor may bid at any public sale on all or any portion of the public sale or of the Collateral.  The Investor shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

b)            Notwithstanding any provision of the Notes, the Investor shall be under no obligation to offer to sell the Collateral.  In the event the Investor offers to sell the Collateral, the Investor will be under no obligation to consummate a sale of the Collateral if, in his reasonable business judgment, none of the offers received by him reasonably approximates the fair value of the Collateral.

c)            In the event the Investor elects not to sell the Collateral, the Investor may elect to follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of the Company’s obligation, subject to the Company’s rights under such procedures.

5.8          Remedies Cumulative.  Each remedy provided herein or in the Notes is distinct and cumulative to all other rights or remedies provided herein or in the Notes or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

Section 6 - Miscellaneous

6.1          No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to any Loan Document in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power.  The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

6.2          Amendments and Waivers.  No amendment or waiver of any provisions of this Agreement or the Notes and Warrant that may be issued pursuant to this Agreement shall be effective unless such amendment or waiver is in writing signed by the Company and the Investor.  Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon both the Company and the Investor.

6.3          Notices, Etc.   All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission to the number set forth on the signature page hereof only if a hard copy is sent by U.S. mail to the recipient within 24 hours of facsimile transmission, or such other number as may hereinafter be designated in writing by the recipient to the sender, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or overnight delivery service (e.g., Federal Express) addressed to such party at the address set forth on the signature page hereof or such other address as may hereafter be designated in writing by the addressee to the sender.  All such notices, advises and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile transmission, on the date of transmission; and (c) in the case of mailing or delivery by service, on the date of delivery as shown on the return receipt or delivery service statement.

6.4          Costs and Expenses.  The Company agrees to be responsible for its costs and expenses incurred in connection with the preparation of the Loan Documents and to reimburse Investor for all of its costs and expenses incurred in connection with the preparation of the Loan Documents, including legal fees of the Investor’s outside counsel.  If any litigation, contest, dispute, suit, proceeding or action is instituted between or among any of the parties hereto regarding the enforcement or interpretation of this Agreement or any of the Exhibits hereto, the prevailing party shall be entitled to reimbursement from the other party or parties for all reasonable expenses, costs, charges and other fees (including legal fees) incurred in connection with or related to such dispute.

6.5          Governing Law.  The Loan Documents shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state; provided, however, that the perfection of the security interests in the Collateral shall be governed and controlled by the laws of the relevant jurisdiction or jurisdictions under the UCC.  The Company and Investor consent to personal jurisdiction in Orange County, California.

6.6          Severability.  If any term in this Agreement is held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable.

6.7          Binding Effect; Assignment.  The Loan Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and assigns.  The Company may not assign its rights or interest under the Loan Documents without the prior written consent of Investor.

6.8          Transfer of Securities.  Notwithstanding the legend required to be placed on the Securities by applicable law, no registration statement or opinion of counsel shall be necessary: (a) for a transfer of Securities to the estate of the Investor or for a transfer of Securities by gift, will or intestate succession of the Investor to his spouse or to the siblings, lineal descendants or ancestors of Investor or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Investor hereunder; or (b) for a transfer of Securities pursuant to SEC Rule 144 or any successor rule, or for a transfer of Securities pursuant to a registration statement declared effective by the SEC under the Securities Act relating to the Securities.

6.9          Survival of Representations, Warranties and Covenants.  The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement indefinitely, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other parties. The covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until such time as the Notes have been paid in full.

6.10        California Commissioner of Corporations.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE TO
BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

THE COMPANY:			INVESTOR:

CNS Response, Inc.

By:	/s/ George Carpenter	By:	/s/ John Pappajohn
Name:	George Carpenter		Mr. John Pappajohn
Its:	Chief Executive Officer

85 Enterprise, Suite 410			666 Walnut Street
Aliso Vejo, CA 92656			Suite 2116
Des Moines, IA 50309
Phone: (714) 545-3288
Fax: (866) 294-2611			Phone: (515) 244-5746
Fax: (515) 244-2346